PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                    Dated: September 23, 2002


To:      ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of September 20, 2002 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $814,555,466 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of September 1, 2002 among the Company, as depositor, ABN AMRO Mortgage Group, Inc., as servicer and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York, New York time, on September 24, 2002 and the location of the closing shall be the New York City offices of Thacher Proffitt & Wood. The opinion referred to in
Section 4(b) of the Underwriting Agreement shall be delivered by Thacher Proffitt & Wood, as counsel for the Company. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:
-------------------

         ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2002-8

Terms of the Certificates and Underwriting Compensation:


                                  Original Principal or                                   Price to
                Class                Notional Amount*           Certificate Rate           Public
                -----                ----------------           ----------------           ------
                IA-1                     $81,562,500                 4.25%                   **
                IA-2                     $18,419,640                 6.25%                   **
                IA-3                     $39,611,500                 6.25%                   **
                IA-4                     $25,000,000                 6.25%                   **
                IA-5                     $66,890,000                 6.25%                   **
                IA-6                     $11,808,000                 6.25%                   **
                IA-7                     $14,845,000                 6.25%                   **
                IA-8                     $15,886,000                 6.25%                   **
                IA-9                      $6,000,000                 6.25%                   **
                IA-10                     $2,000,000                 6.25%                   **
                IA-11                     $3,500,000                 6.25%                   **
                IA-12                     $2,000,000                 6.25%                   **
                IA-13                   $146,736,000                 5.50%                   **
                IA-14                    $11,650,000                 6.25%                   **
                IA-15                     $2,162,432                 6.25%                   **
                IA-16                       $950,000                 6.75%                   **
                IA-17                     $2,850,000                 5.75%                   **
                IA-18                     $1,700,000                 6.50%                   **
                IA-19                     $2,400,000                 6.00%                   **
                IA-20                     $2,300,000                 6.00%                   **
                IA-21                     $1,500,000                 6.00%                   **
                IA-22                     $1,500,000                 6.00%                   **
                IA-23                     $1,850,000                 6.00%                   **

                                      -2-

                IA-24                     $3,250,000                 6.00%                   **
                IA-25                       $450,000                 6.25%                   **
                IA-26                       $450,000                 6.25%                   **
                IA-27                       $450,000                 6.25%                   **
                IA-28                       $450,000                 6.25%                   **
                IA-29                     $1,700,000                 5.50%                   **
                IA-30                       $250,000                 6.25%                   **
                IA-31                    $17,000,000                 6.25%                   **
                IA-32                     $1,363,000                 5.50%                   **
                IA-33                     $4,466,000                 5.50%                   **
                IA-34                     $2,659,000                 5.50%                   **
                IA-35                     $3,245,000                 5.50%                   **
                IA-36                     $1,826,000                 5.50%                   **
                IA-37                       $521,000                 5.50%                   **
                IA-38                    $24,050,000                  (1)                    **
                IA-39                    $24,050,000                  (1)                    **
                IA-40                    $48,100,000                 5.125%                  **
                IA-41                       $900,000                 6.25%                   **
                IA-42                     $5,033,500                 6.25%                   **
                IA-43                     $5,033,500                 6.25%                   **
                IA-44                    $44,888,779                 6.00%                   **
                IA-45                     $1,795,551                 6.25%                   **
                IA-46                    $20,283,000                 6.00%                   **
                IA-47                    $72,500,000                  (1)                    **
                IA-48                    $72,500,000                  (1)                    **
                IA-P                      $2,529,333                  ***                    **
                IA-X                     $26,333,675                 6.25%                   **
                IIA-1                    $92,718,650                 5.75%                   **
                IIA-P                       $318,651                  ***                    **
                IIA-X                     $4,490,801                 5.75%                   **

                                      -3-

                  M                      $10,233,110                  (2)                    **
                 B-1                      $5,321,217                  (2)                    **
                 B-2                      $2,046,622                  (2)                    **
                  R                             $100                 5.75%                   **
_________________________


* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

*** The Class IA-P and Class IIA-P Certificates are principal-only certificates and are not entitled to payments of interest.

(1) The Certificate Rate for certificates with variable rates of interests are set forth in the table below:

          CLASS           FORMULA      INITIAL     MAXIMUM      MINIMUM
          -----           -------      -------     -------      -------
       Class IA-38     LIBOR + 0.65%    2.51%       8.50%        0.65%
       Class IA-39     7.85% - LIBOR    5.99%       7.85%        0.00%
       Class IA-47     LIBOR + 0.45%    2.31%       8.50%        0.45%
       Class IA-48     8.05% - LIBOR    6.19%       8.05%        0.00%

(2) The Certificate Rate for the Class M, Class B-1 and Class B-2 Certificates will vary from 5.75% to 6.25% per annum. The initial Certificate Rate for the Class M, Class B-1 and Class B-2 Certificates will be approximately 6.192% per annum.

Certificate Rating:
-------------------

         AAA on the Class A Certificates and the Class R Certificate by each of Fitch Ratings ("Fitch") and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P").

         AA on the Class M Certificates by each of Fitch and S&P.

         A on the Class B-1 Certificates by Fitch and A- on the Class B-1 Certificates by S&P.

         BBB on the Class B-2 Certificates by each of Fitch and S&P.

REMIC Election:
---------------

         The Company intends to cause an election to be made to treat each of REMIC I, REMIC II, REMIC III and REMIC IV as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC IV, other than the Class R Certificate, will represent ownership of REMIC "regular interests" in REMIC IV. The Class R Certificate will represent ownership of the REMIC "residual interest" in each of REMIC I, REMIC II, REMIC III and REMIC IV.

Credit Enhancement:
-------------------

         Senior/Subordinated: Shifting interest.

Cut-off Date:

         The Cut-off Date is September 1, 2002.

Remittance Date:
----------------

         The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day immediately following, commencing October 25, 2002.

Purchase Price:
---------------

         The purchase price payable by the Underwriter for the Certificates is 101.768307% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest, as applicable, from September 1, 2002 up to but not including the Closing Date.

Information Provided by Credit Suisse First Boston Corporation:
---------------------------------------------------------------

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Credit Suisse First Boston Corporation on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:
------------------------

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

Closing Date and Location:
--------------------------

         September 24, 2002 at the New York City offices of Thacher Proffitt & Wood.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                      CREDIT SUISSE FIRST BOSTON    CORPORATION


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:

                                      ABN AMRO FINANCIAL SERVICES, INC.



                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION



By:
   ---------------------------------
Name:
Title:

ABN AMRO NORTH AMERICA, INC.



By:
   ---------------------------------
Name:
Title:


By:
   ---------------------------------
Name:
Title:

                                    EXHIBIT I
                                    ---------

                                              Original Principal
Name                                        Amount of Certificates
----                                        ----------------------

Credit Suisse First Boston Corporation              $814,555,466

TOTAL                                               $814,555,466            100%
-----                                               ------------            ----